EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Collegiate Pacific Pre-Announces Q3 Sales

DALLAS—(BUSINESS WIRE)—April 7, 2004—Collegiate Pacific (AMEX:BOO):

—	Q3 Sales seen at approximately $11M+ vs. 9.8M Target

—	Q3 Sales Growth seen at approximately 80%+ vs. 60% growth target

—	Q3 Organic Sales Growth seen at approximately 27% vs. 20 - 25% target

Collegiate Pacific (AMEX:BOO) today pre-announced expected sales results for its fiscal third quarter ended March 31, 2004. The Company sees Q3 sales approximating $11M, or approximately 10-13% above previous forecast, driven by organic sales growth of approximately 27% and strong performance from its newly acquired property, Tomark Sports. The Company noted that these results are without any contribution from its newly acquired Kesslers Team Sports subsidiary which did not close until April 1, 2004.

Michael Blumenfeld, CEO of Collegiate Pacific, stated: “Q3 is a bellwether quarter for the Company as it is the largest period of the year for our core athletic line of products. Organic growth of approximately 27% is a testament to our proprietary direct-selling platform; growing customer base and expanding product base to feed the demand. Recently acquired Tomark Sports contributed at the top end of our sales range as well for the quarter. It is premature to discuss income levels for the quarter at this time, however, we anticipate releasing Q3 earnings during the first half of May, 2004. The Company will host a conference call in conjunction with this release to discuss the quarter and future plans.”

     Sales Metrics of Note

—	The Company’s in-house manufacturing unit exceeded $1M in monthly sales for the first time in corporate history during the Quarter.

—	The Company exceeded $5M in Monthly Sales for the first time in corporate history during the Quarter.

Future Targets Set

Mr. Blumenfeld continued: “It is particularly gratifying to produce these results while simultaneously integrating the Tomark Sports acquisition and completing the Kesslers Team Sports acquisition, which closed on April 1, 2004. With Kesslers now closed, we anticipate quarterly consolidated sales growth over the next two quarters of more than 200% and 300% respectively. We continue to review a number of acquisition and joint venture targets which, if consummated, could have an additional accretive effect on sales and income.”

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional markets and through recent acquisitions is now the nation’s number one team sports dealer.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended June 30, 2003, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on Form 10-QSB and its Current Reports on Form 8-K (each of which is available upon request from the company or on the company’s website, www.cpacsports.com, under the heading “Investors”) may affect the future results of the company and cause those results to differ materially from those expressed in the forward-looking statements, material adverse changes in the economic conditions in the Company’s markets, including as a result of terrorist attacks, competition from others, how much the Company may receive from the exercise of outstanding stock options and warrants, if anything, and the ability to obtain and retain key executives and employees. We disclaim any obligation to update these forward-looking statements.

CONTACT:	Collegiate Pacific, Dallas
Adam Blumenfeld, 972-243-0879